SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  September 25, 2007

(Date of earliest event reported)

First Regional Bancorp

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1801 Century Park East, Suite 800
Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 552-1776
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On September 25, 2007, First Regional Bancorp raised $15,000,000 of capital pursuant to “trust preferred” transactions involving a newly formed, wholly owned, statutory business trust, First Regional Statutory Trust VIII.  Half of this amount, or $7,500,000, represented new capital of First Regional Bancorp.  The other half was used to refinance $7,500,000 of “trust preferred” securities issued in September 2002.  In that regard, on September 26, 2007, First Regional redeemed the entire $7,500,000 outstanding amount of First Regional Statutory Trust II “trust preferred” securities, which were originally issued on September 26, 2002.

Holders of the $15,000,000 of newly issued “Trust VIII” trust preferred securities will be entitled to receive cumulative cash distributions, accumulating from the original date of issuance, and payable quarterly in arrears at a floating annual interest rate starting at 8.35% and thereafter equal to three-month LIBOR plus 3.15%.  The $7,500,000 of “Trust II” trust preferred securities, redeemed on September 26, 2007, had borne interest at the rate of three-month LIBOR plus 3.40%.

The new issuance of “trust preferred” securities on September 25, 2007 was substantially similar to First Regional’s previous “trust preferred” transactions.  In that regard, on September 25, 2007, First Regional issued $15,000,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures to First Regional Statutory Trust VIII, which simultaneously issued Cumulative Preferred Capital Securities in private placement transactions as part of a pooled securitization involving several other financial institutions.

To date, First Regional has raised an aggregate of $110,000,000 pursuant to trust preferred transactions, which includes the $15,000,000 of trust preferred securities issued on September 25, 2007 and $95,000,000 raised pursuant to First Regional’s seven previous trust preferred transactions.  First Regional has redeemed an aggregate of $12,500,000 in trust preferred securities, including the $7,500,000 in “Trust II” trust preferred securities redeemed on September 26, 2007, and $5,000,000 in “Trust I” trust preferred securities redeemed on December 18, 2006.  As a result, the current outstanding amount of First Regional’s trust preferred securities is $97,500,000 with a weighted average cost equal to three-month LIBOR plus 1.97%.

Net proceeds from the issuance may be used to fund the repurchase of shares pursuant to First Regional’s previously announced share repurchase program, or for general corporate purposes and to support the future growth of First Regional and its subsidiary, First Regional Bank.  The indenture governing the Floating Rate Junior Subordinated Deferrable Interest Debentures, an Amended and Restated Declaration of Trust and a Guarantee Agreement that First Regional entered into in connection with the issuance of the “Trust VIII” trust preferred securities are included as Exhibits 4.1, 4.3 and 10 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

4.1           Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due December 15, 2037, dated as of September 25, 2007, between First Regional Bancorp, as issuer, and Wilmington Trust Company, as trustee

4.2           Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due December 2037 (incorporated by reference to Exhibit A to the indenture included as Exhibit 4.1, above)

4.3           Amended and Restated Declaration of Trust, dated as of September 25, 2007, by and among Wilmington Trust Company, as Delaware trustee and as institutional trustee, First Regional Bancorp, as sponsor, and Jack A. Sweeney, H. Anthony Gartshore and Thomas McCullough, as administrators

10            Guarantee Agreement, dated as of September 25, 2007, by and between First Regional Bancorp, as guarantor, and Wilmington Trust Company, as guarantee trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2007

FIRST REGIONAL BANCORP

	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary

Exhibit Index

4.1           Indenture governing First Regional Bancorp’s Floating Rate Junior Subordinated Deferrable Interest Debentures Due December 15, 2037, dated as of September 25, 2007, between First Regional Bancorp, as issuer, and Wilmington Trust Company, as trustee

4.2           Form of Floating Rate Junior Subordinated Deferrable Interest Debenture Due December 2037 (incorporated by reference to Exhibit A to the indenture included as Exhibit 4.1, above)

4.3           Amended and Restated Declaration of Trust, dated as of September 25, 2007, by and among Wilmington Trust Company, as Delaware trustee and as institutional trustee, First Regional Bancorp, as sponsor, and Jack A. Sweeney, H. Anthony Gartshore and Thomas McCullough, as administrators

10            Guarantee Agreement, dated as of September 25, 2007, by and between First Regional Bancorp, as guarantor, and Wilmington Trust Company, as guarantee trustee